                                                          Exhibit 4.23




                               LETTER AMENDMENT
                          Dated as of July 29, 1994

TO THE PARTIES NAMED IN APPENDIX I HERETO:

                 Reference is made to the Note Purchase Agreement dated as of August 1, 1989 (as from time to time amended, the "Note Purchase Agreement") pursuant to which Northwestern National Life Insurance Company, Northern Life Insurance Company, Confederation Life Insurance Company, and Beneficial Standard Life Insurance Company (collectively, the "Noteholders") hold the 9.96% Senior Notes of LDI Corporation (the "Company") dated August 11, 1989 in the aggregate original principal amount of $20,000,000 (the "Notes"). The Noteholders are the registered holders of 100% of the outstanding principal amount of the Notes as reflected in the Note Register required to be maintained by the Company pursuant to paragraph 8 of the Note Purchase Agreement. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Note Purchase Agreement.

                 The Company proposes to enter into a Second Amended and Restated Credit Agreement with National City Bank, Society National Bank and Continental Bank N.A., as Co-Agents, and the other banks party thereto (the "Bank Credit Agreement"). Pursuant to the Bank Credit Agreement, the Company is required to grant to the banks certain liens on its assets, which liens are not permitted pursuant to the terms of the Note Purchase Agreement.

                 In order to permit the consummation of the transactions contemplated by the Bank Credit Agreement, and in order to eliminate certain inconsistencies between the Note Purchase Agreement and the Bank Credit Agreement, the Company hereby requests that the Note Purchase Agreement be amended in the following respects, such amendments to take effect as of the date hereof:

                 1. PAYMENTS OF PRINCIPAL AND INTEREST ON THE NOTES. As of the date hereof, the aggregate outstanding principal amount of the Notes is $6,592,110.93, and all interest through June 30, 1994 has been paid. Notwithstanding anything to the contrary contained in paragraph 1(a) of the Note Purchase Agreement or the Notes, the outstanding principal amount of the Notes shall be payable in the amounts and on the dates set forth in Exhibit A hereto. All such payments of principal shall be applied to the Notes PRO RATA. The Notes shall continue to bear interest at the rate of 9.96% per annum until the Notes are paid in full. Notwithstanding anything to the contrary contained in paragraph 1(a) of the Note Purchase Agreement or the Notes, interest on the Notes accruing from and after July 1, 1994 shall be payable monthly on the tenth day of each month, commencing August 10, 1994 and continuing until the Notes are paid in full. To evidence such amendments the Company and the Noteholders will execute an Addendum to each of the Notes in the form of Exhibit B hereto.

                 2. MANDATORY PREPAYMENT. Upon receipt by the Company or any Subsidiary of any Net Disposition Proceeds, the Company shall prepay the Notes, at par, in an aggregate amount equal to the Noteholders Percentage of such Net Disposition Proceeds. Such prepayment shall be applied to the Notes pro rata on the last maturing required installment or installments of principal in inverse order of their maturity.

                 3. FEES. On the date hereof, the Company shall pay to the Noteholders (i) a Facility Fee in the amount of $50,994, and (ii) an Agent Fee in the amount of $25,000.

                 4. SECURITY FOR NOTES. The Notes will be secured by (i) an Amended and Restated Security Agreement executed by the Company in favor of Continental Bank N.A. (the "Collateral Agent") in substantially the form of Exhibit B-1 to the Bank Credit Agreement and (ii) an Amended and Restated Security Agreement executed by LDI of Ohio, Inc. ("LDI Ohio") in favor of the Collateral Agent in substantially the form of Exhibit B-2 to the Bank Credit Agreement. In addition, LDI Ohio shall execute a Guaranty of the Notes substantially in the form of Exhibit C hereto.

                 5. COMPLIANCE WITH BANK CREDIT AGREEMENT; AFFIRMATIVE AND NEGATIVE COVENANTS. So long as the Bank Credit Agreement shall remain in full force and effect, the following provisions shall apply:

                          (a) The Company and its Subsidiaries shall not be required to comply with paragraphs 4(n), 5(a), 5(b), 5(c), 5(e), 5(i), 5(j) and 5(k)
                                  of the Note Purchase Agreement, and the
                                  failure of the Company and its Subsidiaries to comply with such paragraphs shall not constitute an Event of Default under paragraph 7 of the Note Purchase Agreement; and
                          (b) The Company and each of its Subsidiaries shall comply with each of the affirmative and negative covenants contained in Article VII of the Bank Credit Agreement, without regard to any amendment, modification, waiver or consent agreed to or given by the banks party thereto. Whenever the consent of the Banks party to the Bank Credit Agreement is required under any provision of Article VII of the Bank Credit Agreement, such consent shall be effective for purposes hereof only if consented to by the holders of at least 66-2/3% of the outstanding principal amount of the Notes. No amendment, waiver or modification of the provisions of Article VII of the Bank Credit Agreement shall be effective for purposes hereof unless consented to by the holders of 66-2/3% of the outstanding principal amount of the Notes.

                 6. EVENTS OF DEFAULT. Paragraph 7 of the Note Purchase Agreement shall be amended by adding thereto the following new paragraph:

                          (1) The Company or any of its Subsidiaries shall default in the due performance and observance of any of their respective obligations under Sections 7.1.1(a), 7.1.1(b), 7.1.1(c),
                                  7.1.1(d), 7.1.1(e), 7.1.1(f), 7.1.1(g),
                                  7.1.1(h), 7.1.1(i), 7.1.1(j), 7.1.1(k),
                                  7.1.1(l), 7.1.1(m), 7.1.1(n), 7.1.5, 7.2.1,
                                  7.2.2, 7.2.3, 7.2.4(a), 7.2.4(c), 7.2.4(d),
                                  7.2.4(e), 7.2.4(f), 7.2.5, 7.2.6, 7.2.7,
                                  7.2.8, 7.2.9, 7.2.10, 7.2.11, or 7.2.12 of
                                  the Bank Credit Agreement, whether or not waived by the banks party to the Bank Credit Agreement; or the

                             Company or any of its Subsidiaries shall default in the due performance and observance of their obligations under Section 7.1.1(o) of the Bank Credit Agreement with respect to any information requested by the holders of the Notes, and such default shall continue unremedied for a period of ten (10) days after the holders of the Notes shall have provided written notice thereof to the Company, or the Company or any of its Subsidiaries shall default in the due performance and observance of any of their respective obligations under any other provision of Article VII the Bank Credit Agreement or under the Intercreditor Agreement and such default shall continue unremedied for a period of ten days after the occurrence thereof, whether or not waived by the banks party to the Bank Credit Agreement; or any Event of Default shall occur under any Security Agreement; or any other Event of Default shall occur under the Bank Credit Agreement, whether or not waived by the banks party to the Bank Credit Agreement.

         7. ADDITIONAL DEFINITIONS. Paragraph 15 of the Note Purchase Agreement shall be amended by adding thereto the following additional definitions:

                   "Bank Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement dated July 29, 1994 between the Company, National City Bank, Society National Bank and Continental Bank N.A., as Co-Agents, and the other banks party thereto.

                   "Collateral Agent" shall mean Continental Bank N.A., or any successor collateral agent under the Intercreditor Agreement.

                   "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of July 29, 1994 among the Company, the holders of the Notes, the Collateral Agent, the banks party to the Bank Credit Agreement and certain other senior debt lenders of the Company, as such Intercreditor Agreement may be amended, supplemented, restated or otherwise modified from time to time.

                   "Net Disposition Proceeds" shall have the meaning set forth in the Bank Credit Agreement as in effect on the date hereof.

                   "Noteholders Percentage" means the percentage equal to thirty percent (30%) times a fraction, (i) the numerator of which is the aggregate outstanding principal amount of the Notes, and (ii) the denominator of which is the sum of (A) the aggregate amount of the commitments under the Bank Credit Agreement, plus (B) the aggregate outstanding principal amount of the Notes.

                   "Security Agreements" shall mean that certain Amended and Restated Security Agreement dated July 29, 1994 between the Company and the Collateral Agent, that certain Amended and Restated Security Agreement dated July 29, 1994 between LDI Ohio and the Collateral Agent, and every other
         Security Agreement hereafter executed by the Company or any Subsidiary in favor of the Collateral Agent.

         8. CONDITIONS PRECEDENT. The effectiveness of the foregoing amendments to the Note Purchase Agreement and Notes shall be subject to the satisfaction of the following conditions:

                (a)     The Noteholders shall have received an Addendum to each
                        Note in the form of Exhibit B hereto executed by the Company.

                (b) the Noteholders shall have received copies of the Security Agreements, executed by the Company and LDI Ohio.

                (c) The Noteholders shall have received the Guaranty executed by LDI Ohio.

                (d) The Noteholders shall have received a copy of the Intercreditor Agreement, executed by the Company and the financial institutions party thereto.

                (e) The Noteholders shall have received an opinion of Baker & Hostetler, counsel to the Company as to such matters as the Noteholders may reasonably request.

                (f) The Noteholders shall have received a copy of the Bank Credit Agreement and a certificate signed by an officer of the Company that all conditions precedent set forth therein have been satisfied.

                (g) The Noteholders shall have received the Facility Fee and the Agent Fee specified in paragraph 3 hereof.

                (h) All proceedings to be taken in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Noteholders and their counsel, and the Noteholders shall have received copies of all documents which the Noteholders may reasonably request.

         9. NOTICE ADDRESSES. The address of each Noteholder for purposes of giving notice pursuant to paragraph 15 of the Note Purchase Agreement shall be as set forth on Appendix I hereto.

        10. MISCELLANEOUS. Except as specifically amended hereby, all terms and provisions of the Note Purchase Agreement and all other documents and instruments related thereto shall remain in full force and effect with no other modification or waiver. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                 If you agree to amending the Note Purchase Agreement in the manner set forth above, please so indicate by executing the form of acknowledgment set forth below. This Amendment shall then take effect as of the date hereof upon satisfaction of the conditions set forth in paragraph 8 hereof.

                                        Very truly yours,

                                        LDI CORPORATION

                                        By /s/Frank G. Skedel
                                           -----------------------------
                                           Its  EVP & CFO
                                              --------------------------

Agreed to and accepted as of the
date first-above mentioned.


NORTHWESTERN NATIONAL LIFE
   INSURANCE COMPANY

By
    -----------------------------------------------------
   Its
        -------------------------------------------------

NORTHERN LIFE INSURANCE COMPANY

By
    -----------------------------------------------------
   Its
        -------------------------------------------------

CONFEDERATION LIFE INSURANCE COMPANY

By
    -----------------------------------------------------
   Its
        -------------------------------------------------

BENEFICIAL STANDARD LIFE INSURANCE
   COMPANY

By
    -----------------------------------------------------
   Its
        -------------------------------------------------

                                                                     APPENDIX I

                                 NOTEHOLDERS


Name and Notice Address
- - -----------------------

Northwestern National Life
   Insurance Company
c/o Washington Square Capital, Inc.
100 Washington Square
Suite 800
Minneapolis, Minnesota 55401-2147

Northern Life Insurance Company
c/o Washington Square Capital, Inc.
100 Washington Square
Suite 800
Minneapolis, Minnesota 55401-2147

Confederation Life Insurance Company
321 Bloor Street East
Toronto, Ontario CANADA M4W 1H1
Attn:    John Donelan,
         Manager, Private Placements

Beneficial Standard Life
   Insurance Company
c/o Washington Square Capital, Inc.
100 Washington Square
Suite 800
Minneapolis, Minnesota 55401-2147




                                                                                                               EXHIBIT A

                                                     REQUIRED PRINCIPAL PAYMENTS ON NOTES
                             PAYMENT DATE                                                               AMOUNT
                             ------------                                                               ------
                             August 10, 1994                                                              96,628.98
                             September 10, 1994                                                           82,824.82
                             October 10, 1994                                                             82,824.82
                             November 10, 1994                                                            82,824.82
                             December 10, 1994                                                            41,412.41
                             January 10, 1995                                                             41,412.41
                             February 10, 1995                                                            13,804.13
                             March 10, 1995                                                               13,804.13
                             April 30, 1995                                                            6,136,574.38

                                                                      EXHIBIT B

                                    ADDENDUM

                                       to

                        $____________ 9.96% SENIOR NOTE

                                       of

                                LDI CORPORATION

                             DATED AUGUST 11, 1989

                 This Addendum to the above-referenced Senior Note (together with any note or notes issued in exchange therefor, the "Note") of LDI Corporation (the "Company") payable to ___________________ or registered assigns is made as of the ___ day of July, 1994. The Company agrees as follows:

                 1. The principal amount of the Note outstanding on the date of this Addendum is $_______________.

                 2. Notwithstanding the provisions of paragraph 1(a) of the Agreement (as defined in the Note) or the Note, the principal amount of the Note outstanding on the date of this Addendum shall be payable in the amounts and on the dates set forth below:

         August 10, 1994                                 $______________________
         September 10, 1994                              $______________________
         October 10, 1994                                $______________________
         November 10, 1994                               $______________________
         December 10, 1994                               $______________________
         January 10, 1995                                $______________________
         February 10, 1995                               $______________________
         March 10, 1995                                  $______________________
         April 30, 1995                                  $______________________

                 3. The Note shall continue to bear interest at the rate of 9.96% per annum, as set forth in paragraph 1(a) of the Agreement. Interest shall be payable monthly on the tenth day of each month, commencing August 10, 1994 and continuing until the payment in full of the principal amount of the Note.

                 4. Upon execution and delivery by the Company and acceptance by the holder of the Note of this Addendum, this Addendum shall become part of the Note. All references to the Note in the Note, the Agreement, and all other documents relating to or securing the Note, and this Addendum shall hereinafter be deemed to references to the Note as amended by this Addendum. Except as expressly set forth herein, the Note shall remain in full force and effect without modification.

                 5.       This Addendum shall be governed by the laws of the

State of Minnesota.

                                                LDI CORPORATION

                                                By
                                                  ---------------------------
                                                Its
                                                   --------------------------

Agreed to and accepted as of
the date first-above mentioned:

[___________________________________]

By
  ----------------------------------
  Its
      ------------------------------